Exhibit 3.2

AMENDMENT TO THE

THIRD AMENDED AND RESTATED BYLAWS

OF

ENCORE WIRE CORPORATION

April 14, 2024

The undersigned, the duly acting Secretary of Encore Wire Corporation, a Delaware corporation (the “corporation”), hereby certifies that:

1. The undersigned is the duly acting Secretary of the corporation.

2. Pursuant to a resolution duly adopted by the Board of Directors of the corporation, effective April 14, 2024, the Third Amended and Restated Bylaws of the corporation are amended to insert a new Article IX, which shall read as follows:

“ARTICLE IX

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or these bylaws (as either may be amended or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.”

3. The matters set forth in this certificate are true and correct to my own knowledge.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

/s/ Bret J. Eckert
Name: Bret J. Eckert Title: Secretary

[Signature Page to Amendment to the Third Amended and Restated Bylaws of Encore Wire Corporation]